Exhibit 10.70

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

31 March, 2010	CONFIDENTIAL	LEC-LTR-15244-V2.0

This amendment (“Amendment One”) is effective from the 31 day of March 2010 (“Effective Date”)

BETWEEN

ARM LIMITED whose registered office is situated at 110 Fulbourn Road, Cambridge CB1 9NJ, England (“ARM”);

and

APPLIED MICRO CIRCUITS CORPORATION, whose principal place of business is situated at 215 Moffett Park Drive, Sunnyvale, CA 94089 (“AMCC”).

WHEREAS

A.	This Amendment refers to and amends the terms and conditions of the Technology License Agreement document number LEC-TLA-00606-V6.0 entered into between the parties on March 31, 2009 (the “Agreement”).

B.	The parties wish to modify certain provisions of the Agreement.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.	All definitions contained in the Agreement shall have the same meanings and apply to this Amendment One.

2.	All amendments to the Agreement as set out in this Amendment One shall be effective solely in respect of ARM Technology licensed under the Agreement as of the Effective Date of Amendment One. None of the amendments shall apply in respect of any ARM Technology licensed under the Agreement prior to the Effective Date of Amendment One.

3.	Delete Clause 12.1 of the Agreement in its entirety and replace it with the following new Clause 12.1:

12.1	Except as provided under Clause 12.2, in the event of a suit against LICENSEE based upon a claim that the Trade Marks or any of the ARM Technology delivered by ARM to LICENSEE under this TLA and relevant Annex 1, when used in accordance with the provisions of this TLA and relevant Annex 1 (including but not limited to such ARM Technology instantiated in an integrated circuit), infringes any third party Intellectual Property, ARM agrees, subject to the limitations of Clauses 13.1 and 13.2(A), to defend and indemnify LICENSEE, at ARM’s expense, and to pay costs and damages finally awarded in any such suit or agreed in any settlement, provided that; (i) ARM is promptly notified by LICENSEE, in writing, of any threats, claims and proceedings related thereto; (ii) ARM has sole control of the defence and any settlement thereof; (iii) LICENSEE does not make any admission of liability nor settle or otherwise compromise any such claim without ARM’s prior written consent; (iv) LICENSEE furnishes to ARM, upon request, any information available to LICENSEE relating to the defense of such claim; (v) LICENSEE provides reasonable assistance to ARM in the defense of such claim; and (vi) LICENSEE ceases use of the ARM Technology which is the subject of the infringement claim promptly upon receipt from ARM of any non-infringing replacement for such ARM Technology, where “promptly” means (a) immediately in respect of any new design or derivatives which have not been taped out and (b) within nine (9) months of receipt of such non-infringing replacement in respect of any existing designs which have been taped out. THE FOREGOING STATES THE ENTIRE LIABILITY OF ARM WITH RESPECT TO INFRINGEMENT BY THE TRADE MARKS OR THE ARM TECHNOLOGY OF ANY THIRD PARTY INTELLECTUAL PROPERTY.

4.	Delete Clause 12.2 of the Agreement in its entirety and replace it with the following new Clause 12.2:

12.2

ARM shall have no liability under Clause 12.1 in respect of; (i) any infringement arising from; (a) the combination of the ARM Technology with other products not supplied by ARM if such infringement would not have occurred but for such combination; (b) any modification of the ARM Technology by or for LICENSEE if such infringement would not have occurred but for such modification; (c) the process of synthesizing any ARM Technology including but not limited to the use by LICENSEE of LICENSEE’s or LICENSEE’s agent’s cell libraries if such infringement would not have occurred but for the application of such process; or (d) any manufacturing process applied to the ARM Technology by LICENSEE if such infringement would not have occurred but for the application of such process; or (ii) any suit brought by a third party against LICENSEE based upon a claim that any of the ARM Technology delivered by ARM to LICENSEE under this TLA

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and 240.24b-2

31 March, 2010	CONFIDENTIAL	LEC-LTR-15244-V2.0

(including but not limited to such ARM Technology instantiated in an integrated circuit) infringes a patent owned by such third party where such claim has been made by such third party in response to an initial claim by LICENSEE that such third party infringes any patent owned or controlled by LICENSEE.

5.	Delete Clause 12.4 of the Agreement in its entirety and replace it with the following new Clause 12.4:

12.4	If a suit against ARM is based in whole or in part upon a claim that any of the ARM Technology delivered by ARM to LICENSEE under this TLA, when used in accordance with this TLA (including but not limited to such ARM Technology instantiated in an integrated circuit), infringes any third party Intellectual Property because of; (i) the combination of the ARM Technology with other products not supplied by ARM if such infringement would not have occurred but for such combination; (ii) the modification by LICENSEE of the ARM Technology if such infringement would not have occurred but for such modification; (iii) the process of synthesizing any ARM Technology performed by or for LICENSEE including but not limited to the use by LICENSEE of LICENSEE’s or LICENSEE’s agent’s cell libraries if such infringement would not have occurred but for the application of such process; or (iv) any manufacturing process applied to the ARM Technology by LICENSEE if such infringement would not have occurred but for the application of such process, then LICENSEE agrees, subject to the limitations of Clause 13.2(B), to defend and indemnify ARM, at LICENSEE’s expense, and to pay costs and damages finally awarded in any such suit or agreed in any settlement, but only to the extent such suit relates to any of (i) to (iv) above, provided that; (i) LICENSEE is promptly notified by ARM, in writing, of any threats, claims and proceedings related thereto; (ii) LICENSEE has sole control of the defence and any settlement thereof; (iii) ARM does not make any admission of liability nor settle or otherwise compromise any such claim without LICENSEE's prior written consent; (iv) ARM furnishes to LICENSEE, upon request, any information available to LICENSEE relating to the defense of such claim; and (v) ARM provides reasonable assistance to LICENSEE ARM in the defense of such claim. AMCC shall have no liability under this Clause 12.4 in respect of any suit brought by a third party based in whole or in part upon a claim that any of the ARM Technology delivered by ARM to LICENSEE under this TLA infringes a patent owned by such third party where such claim has been made by such third party in response to an initial claim by ARM that such third party infringes any patent owned or controlled by ARM

6.	Delete Clause 13.2 of the Agreement in its entirety and replace it with the following new Clauses 13.2A and 13.2B:

13.2	(A) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS TLA, THE MAXIMUM LIABILITY OF ARM TO LICENSEE IN AGGREGATE FOR ALL CLAIMS MADE AGAINST ARM IN CONTRACT TORT OR OTHERWISE UNDER OR IN CONNECTION WITH THE SUBJECT MATTER OF EACH ANNEX 1 […***…]. THE EXISTENCE OF MORE THAN ONE CLAIM OR SUIT WILL NOT ENLARGE OR EXTEND THE LIMIT. LICENSEE RELEASES ARM FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMANDS IN EXCESS OF THIS LIMITATION.

(B) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS TLA, […***…].

7.	Except as specifically modified herein, all the terms and conditions of the Agreement shall remain in full force and effect.

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and 240.24b-2

31 March, 2010	CONFIDENTIAL	LEC-LTR-15244-V2.0

IN WITNESS WHEREOF the parties have caused this Amendment to be executed by their duly authorized representative:

ARM LIMITED		APPLIED MICRO CIRCUITS CORPORATION

BY	/s/	BY	/s/

NAME	Graham Budd	NAME	[…***…]

TITLE	Chief Operating Officer	TITLE	[…***…]

DATE	14 April 2010	DATE	03/31/10

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